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                                                                    EXHIBIT 10.4

                                                                      Commercial





                             MANAGEMENT AGREEMENT


                                    BETWEEN


                     CONTINENTAL MORTGAGE AND EQUITY TRUST
                                   ("OWNER")



                                      AND


                         CARMEL REALTY SERVICES, LTD.
                                  ("MANAGER")






                         DATED AS OF FEBRUARY 1, 1998
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                             MANAGEMENT AGREEMENT

Recitals

Article I -    Appointment; Term of Agreement
     1.01 Appointment
     1.02 Term
     1.03 Termination For Cause

Article II -   Responsibilities of Manager
     2.01 Standard of Care
     2.02 Operation of Property
     2.03 Employees
     2.04 Enforcement of Leases
     2.05 Compliance with Leases, Laws and Mortgages
     2.06 Notification to Owner
     2.07 Books and Records
     2.08 Reports and Reconciliation of Account
     2.09 Contracts
     2.10 Special Services
     2.11 Property Taxes
     2.12 Construction Management

Article III -  Bank Accounts
     3.01 Operating Account
     3.02 Security Deposits

Article IV  -  Budgets and Expenditures
     4.01 Business Plan
     4.02 Expenses Paid from Operating Account
     4.03 Insufficient Income
     4.04 Limitation on Payments

Article V  -   Indemnification and Insurance
     5.01 Insurance
     5.02 Certificates and Policies of Insurance
     5.03 Owner's Liability Insurance
     5.04 Manager's Responsibilities

Article VI  -  Compensation of Manager and Management Facilities
     6.01 Manager's Fee

Article VII -  Termination
     7.01 Obligations Upon Termination

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     7.02 Remedies

Article VIII - Miscellaneous Provisions
     8.01 Headings
     8.02 Notice
     8.03 Relationship of the Parties
     8.04 Entire Agreement
     8.05 Assignment
     8.06 Legal Representatives, Successors, Transfers and Assigns
     8.07 Attorneys' Fees
     8.08 Time of the Essence
     8.09 Governing Law
     8.10 Severability
     8.11 No Interest in Condemnation or Insurance Proceeds
     8.12 Mutual Waiver
     8.13 Owner's Operating Procedures
     8.14 Asbestos and Toxic Wastes
     8.15 Other Engagements
     8.16 Subordination
     8.17 Delegation

     Signatures

Exhibit "A" - Property Description

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                             MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of February, 1998, by and between CONTINENTAL MORTGAGE AND EQUITY TRUST, a California Real Estate Investment Trust ("Owner") and CARMEL REALTY SERVICES, LTD., a Texas partnership (herein called "Manager").


                             W I T N E S S E T H:

         WHEREAS, Owner is the owner of the real property more particularly described on Exhibit "A", attached hereto and by this reference made a part hereof (the "Land"); there are certain improvements on the Land, which include, but are not limited to, that certain property known as "See Exhibit A" (the "Building");

         WHEREAS, the Land, the Building and any parking facility or structure located on the Land are sometimes collectively referred to herein as the "Property";

         WHEREAS, Owner desires to appoint Manager and Manager desires to accept the appointment, to supervise the overall management and operation of the Property, and to engage such entity or entities for the performance of day-to-day management and operation of the Property as Manager deems necessary or appropriate; and

         WHEREAS, this Agreement is entered into for the purpose of setting forth the terms on which Manager will manage the Property.

         NOW THEREFORE, incorporating the recitals as set forth above, and in consideration of the mutual covenants herein contained, and Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by the parties hereto to one another, the receipt and sufficiency of which are acknowledged, the parties hereto do covenant and agree as follows:


                                   ARTICLE I

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                        APPOINTMENT; TERM OF AGREEMENT

         1.01 Appointment. Subject to the terms and conditions hereof, Owner hereby appoints Manager and delegates to Manager the sole and exclusive right to manage, supervise and operate the Property, and Manager hereby accepts its appointment.

         1.02 Term. This Agreement shall commence on February 1, 1998 (the "Commencement Date") and continue for a period of one (1) year, unless sooner terminated as provided herein (a) for "Cause" (as herein defined) or (b) upon the giving of thirty (30) days written notice by either party to the other of its intent to terminate this Agreement in its sole discretion without the necessity of showing Cause. The entire term of this Agreement is sometimes herein referred to as the "Term".

         1.03 Termination For Cause. Owner, at its option, may terminate this Agreement for "Cause" at any time upon giving written notice thereof and the term "Cause" shall include (a) fraud, misrepresentation, misappropriation of funds, furnishing any statement, report, notice, writing, or schedule to Owner that Manager knows is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified, or breach of trust by Manager, or (b) an intentional or grossly negligent or illegal act committed by Manager against Owner.

                                  ARTICLE II

                          RESPONSIBILITIES OF MANAGER

         2.01 Standard of Care. Manager shall operate, manage and maintain the Property, for and on behalf of Owner, diligently and in good faith, in accordance with sound, reasonable and prudent property management practices.

         2.02 Operation of Property. Manager shall collect the Gross Monthly Collections (as defined in Section 6.01 (b) hereof), comply with the provisions of the manager's policy manual provided by Owner (the "Policy Manual"), and institute, be responsible for and supervise, at the expense of Owner, all maintenance and operational activities of the Property, including, but not limited to, the following:

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              (a) providing any necessary repairs to the Property and a
         preventative maintenance program for all mechanical, electrical and plumbing systems and equipment on the Property;

              (b) contracting in the name of Owner for gas, electricity, water and such other utility services to be furnished to the Property as Manager deems appropriate;

              (c) contracting with independent contractors for the performance of services hereunder; and

              (d) any other activity expedient to the operation of the Property.

         2.03 Employees.

              (a) All matters pertaining to the employment, supervision, compensation, promotion and discharge of employees who are managing and operating the Property are the responsibility of Manager, and Manager shall be in all respects the employer of such employees.

              (b) Manager shall fully comply with all applicable laws and regulations having to do with workers' compensation, social security, unemployment insurance, hours of labor, wages, working conditions and other employer-employee related subjects.

              (c) In the event that Manager's employees are engaged to work in connection with other properties than the Property, wages and other expenses with respect to such work shall be allocated between properties, which allocations shall be subject to review by Owner.

         2.04 Enforcement of Leases.

              (a) Manager shall use diligent efforts to enforce the terms of all tenant leases and to collect all rents (including tenants' obligations to pay a portion of operating expenses, taxes and common area maintenance charges) and other charges which may become due at any time from any tenant or from others for services provided in connection with or for the use of the Property, or any portion thereof. All monies so

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         collected shall be deposited in the "Operating Account" (as that term is defined in Section 3.01 herein).

              (b) Manager shall not terminate any lease, lock out a tenant, institute any legal proceedings for the collection of rent, or institute proceedings for recovery of possession, without the prior written approval of Owner. Manager shall not cause to be incurred any legal fees or costs in relation to any dispute involving a tenant (or otherwise), except upon Owner's prior, written approval.

         2.05 Compliance with Leases, Laws and Mortgages. Manager shall fulfill all the obligations of the Owner as landlord under leases pertaining to the Property which shall, however, be in the name of and executed by Owner as landlord, and Manager shall have no authority to execute any lease on behalf of Owner except as specified in writing by Owner. Manager shall operate the Property in compliance with federal, state and local laws, ordinances, regulations and orders and the terms of the local Board of Fire Underwriters or similar body, any space lease, ground lease, and lien or security instrument affecting or encumbering the Property or Building; and Manager shall immediately provide Owner with written notice of any violation or default pursuant to any of the foregoing and shall remedy same. From the Operating Account, Manager shall make payments due to ground lessors or mortgagees of the Property.

         2.06 Notification to Owner. In addition to all other notices provided for herein, Manager shall, to the extent of its knowledge, promptly notify Owner of all material adverse matters concerning the Property, including, without limitation:

              (a) all lawsuits, condemnation proceedings, zoning or any other governmental orders, notices, actions or threats that may adversely affect the Property;

              (b) any major and material claim made by a tenant that Manager or Owner has failed to perform any obligations of Owner or Manager under any lease or agreement to which the Manager or Owner is a party;

              (c) the occurrence of any fire or other casualty on or about the Property or any other personal injury or property damage (such notice to be in compliance with the requirements

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         of all insurance policies), and Manager shall permit insurance adjustors to view damages before repairs are started except for emergency situations;

              (d) any requirement of any insurance carrier or of any governmental agency with respect to the Property;

              (e) any material offers to purchase the Property; and

              (f) the actual or suspected presence, use, storage, release, disposal, or transport of any radioactive, hazardous, regulated, or toxic substance or material on, about, or from any of the Property, the presence, use, storage, release, disposal or transport of which either
         (i) is prohibited or otherwise regulated by any now or hereafter existing local, state, or federal statute, ordinance, rule, regulation, or the like or (ii) poses or may pose a risk to the health, safety or physical well-being of persons.

         2.07 Books and Records. Manager shall maintain separate, complete and identifiable records and files, in the format required by Owner, on all matters pertaining to the Property and Building, including, but not limited to, all revenues and expenditures, service contracts and leases. Said books and records shall be kept at the offices of Manager in the Building or such other place as Owner and Manager from time to time agree. Manager shall keep accurate and complete books and accounts in accordance with tax basis accounting principles, consistently applied, showing operations and transactions relating to the Property and showing (provided that Owner furnishes appropriate information to Manager) the assets, liabilities, and financial condition of the Property. Manager shall be responsible for developing a comprehensive accounting system consistent with the aforesaid goals, and for conducting all internal audits at the Property. Owner's duly authorized representatives shall at all times during regular business hours have the right to audit said records and books.

         2.08 Reports and Reconciliation of Accounts. On or before the fifteenth (15th) day of each month during the Term or as otherwise directed by Owner, Manager shall provide to Owner such reports pertaining to the Property as are required by Owner in the form as specified in the Policy Manual.

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         2.09 Contracts.

              (a) Unless otherwise requested by Owner, all contracts relating to the operation of the Property shall be in the name of and executed by Manager on behalf of Owner, subject, however, to Owner's prior written approval of the terms and conditions of all such contracts, and all of such contracts shall be terminable upon the giving of thirty (30) days written notice.

              (b) Manager may not enter into contracts pertaining to the Property with parties affiliated with, under the common control of or controlled by Manager unless specifically consented to in writing by Owner. Unless specifically consented to in writing by Owner, personnel of Manager may not be used to provide services which could be provided by outside personnel or agencies (including, but not limited to, landscaping and HVAC maintenance).

              (c) Manager shall use reasonable efforts to require that each independent contractor indemnify and save harmless Owner and any partners of Owner and its officers, directors, agents, employees, and subsidiaries from and against all liability, claims and demands on account of injury to persons (including death) and damage to property arising out of or resulting from the willful misconduct or gross negligence of the independent contractor, or employees or agents of the independent contractor, in the performance of the contract or work by the independent contractor, its employees, or agents, or from the independent contractor's property. Manager shall also use reasonable efforts to induce the independent contractor and such agents to agree that such independent contractor and such agents shall, at its expense,
         (i) defend any and all suits or actions against Owner or a partner of Owner and/or Manager brought as a result of any such willful misconduct or gross negligence, (ii) pay all reasonable attorneys' fees and all other expenses in connection therewith, and (iii) promptly discharge any judgments arising therefrom. Before engaging any independent contractor, Manager shall cause each such independent contractor to provide Owner with evidence of any insurance Owner, in its reasonable judgment, deems that such independent contractor should carry.

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         2.10 Special Services.  Manager shall furnish or cause to be furnished additional services, including, but not limited to, the build-out or remodeling of tenant space (collectively the "Special Services") as may be required from time to time by particular leases pertaining to the Building. Manager shall bill the tenants in question (or Owner, if Owner is to pay such costs pursuant to the applicable lease) the costs of such Special Services pursuant to their tenant leases. Manager shall obtain Owner's approval if a change in the nature of such Special Services results in an increase in the cost of such Special Services in excess of ten percent (10%) in the aggregate of the cost for such Special Services as previously approved by Owner.

         2.11 Property Taxes. Manager shall promptly send to Owner upon receipt copies of all notices of assessment or reassessment and tax bills affecting the Property. Manager shall (i) pay such taxes, (ii) take full advantage of all discounts available in connection with the payment thereof and (iii) promptly send to Owner receipted copies of all tax bills, provided that Owner provides Manager with all funds required to make such payments. Manager shall be responsible for administering all tax appeals.

         2.12 Construction Management. Manager shall advise Owner on performance of construction, reconstruction and renovation work at the Property and, at the request of Owner, shall act as construction manager with respect to such work. Such service shall include, without limitation, coordination with the Owner and Owner's architect of the planning of all work, obtaining of bids from trade contractors, administration of all contracts and the performance thereof by trade contractors and subcontractors and liaison with Owner, Owner's architect and any tenants for whom work is being performed.


                                  ARTICLE III

                                 BANK ACCOUNTS

         3.01 Operating Account. Manager shall deposit all rents and other funds collected from the operation of the Property, including but not limited to any and all advance funds in a special account (the "Operating Account") for the Property in the name of Owner in a federally insured financial institution designated or approved by Owner. Manager and Owner shall each be authorized signatories on

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the Operating Account. Out of the Operating Account, Manager shall pay the operating expenses of the Property and any other payments relative to the Property as permitted by the terms of this Agreement. The balance in the Operating Account shall be transferred at such times as may be designated by Owner to Manager in writing from time to time, to an account of Owner at the financial institution designated by Owner.

         3.02 Security Deposits. Manager shall deposit tenant security deposits in a special account in the name of Owner in a financial institution designated by Owner. Manager and Owner shall each be authorized signatories on the account. Manager shall maintain detailed records of all security deposits, which records may be inspected by Owner's employees or appointees.


                                  ARTICLE IV

                           BUDGETS AND EXPENDITURES

         4.01 Business Plan. Within twenty (20) days after the Commencement Date with respect to the first calendar year of the Term, and no later than October 15th of each year during the Term with respect to any subsequent calendar years (or at such other date as designated by Owner, but no more frequently than once during each twelve month period), Manager shall prepare, in the form specified in the Policy Manual, and submit to Owner for Owner's approval a Business Plan (following Owner's approval, the "Approved Budgets") for the management and operation of the Property and Building for the forthcoming twelve month period which shall include an Operating Budget (following Owner's approval, the "Approved Operating Budget") and a Capital Budget (following Owner's approval, the "Approved Capital Budget"). Budget line items shall include:

              (a) costs of the gross salary and compensation, or pro rata share thereof, including, but not limited to, payroll taxes, insurance, workers' compensation and other benefits, of any of Manager's staff whose full-time, on-site duties involve the day to day operation or management of the Property;

              (b) costs necessary for the management, operation, and maintenance of the Property; and

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              (c) any and all capital expenditures authorized by Owner and directed by Owner to be incurred.

         4.02 Expenses Paid from Operating Account. All expenditures contemplated to be paid from the Operating Account are limited to the extent that such costs and expenses are authorized by this Agreement and in the Approved Budgets then in effect.

         4.03 Insufficient Income. If at any time the cash in the Operating Account shall not be sufficient to pay the bills and charges which have been or may be incurred with respect to the Property and which are payable from the Operating Account, Manager shall notify Owner immediately upon first projection or awareness of a cash shortage or pending cash shortage.

         4.04 Limitation on Payments. Under no circumstances shall Manager pay or obligate Owner to pay, or otherwise incur any liability of any kind or nature for, any cost or expense other than those expressly provided for and authorized under the Approved Budgets in effect from time to time. Notwithstanding Owner's approval of the Approved Capital Budget, no expenditure may be made for items appearing thereon until Owner has authorized such expenditure.


                                   ARTICLE V

                         INSURANCE AND INDEMNIFICATION

         5.01 Insurance. Manager shall recommend to Owner the insurance coverage it considers appropriate for the Property. Upon approval by Owner, Manager shall be responsible for the placement of all insurance, adjustment of any losses covered by such insurance and the institution of appropriate safety procedures at the Property which will minimize insurance claims to the extent possible. Throughout the Term, Manager shall maintain in full force and effect the following kinds of insurance covering its operations on the Property, in amounts and with coverages satisfactory to Owner, (with the insurance described in (a) below to be maintained at Owner's expense and the insurance described in
(b), (c), (d) and (e) below to be maintained at Manager's expense):

              (a) worker's compensation and employer's liability insurance, covering only full time, on-site employees at the Property;

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              (b) comprehensive general liability insurance, including coverage for personal injury and coverage concerning the contractual liability of Manager to Owner described in Section 5.04 herein, with Owner named as an additional insured;

              (c) comprehensive automobile liability insurance, when the services to be performed require the use of a motor vehicle, with Owner named as an additional insured;

              (d) a fidelity bond, in the name or for the benefit of Owner, in an amount of not less than $1,000,000.00, the coverage of which shall include, but not be limited to, Manager and all employees of Manager who handle any income derived from the Property, with Owner named as loss payee; and

              (e) worker's compensation and employer's liability insurance covering Manager's employees not included in the insurance described in
         (a) above, with Owner named as an additional insured.

         5.02 Certificates and Policies of Insurance.

              (a) Certificates of the insurance coverages as described above shall be delivered to Owner on or before the Commencement Date, evidencing that such insurance is in force, together with copies of the policies (certified as true, correct, and complete by the insurer) of insurance to which such certificates refer. Within fifteen (15) calendar days prior to expiration of any such insurance coverage, new certificates shall be delivered, certified as aforesaid, evidencing renewal of such insurance coverage.

              (b) All certificates must contain waiver of subrogation clauses and must provide that if such policies are canceled or changed during the period of coverage as cited therein in such manner as to affect the insurance coverage, written notice will be mailed to Owner and Manager by registered or certified mail delivered at least thirty (30) calendar days prior to such cancellation or change (and such certificates shall include no language absolving the issuer thereof from liability for its failure so to provide such notice).

         5.03 Owner's Liability Insurance. Owner agrees to carry comprehensive general liability insurance and such other insurance

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as Owner may determine to be necessary for the protection of the interests of
Owner and Manager, the carrier and the amount of coverage in each policy to be decided upon by Owner in Owner's reasonable judgment, or Owner may elect to self-insure.

         5.04 Manager's Responsibilities. Except to the extent Owner is reimbursed under any insurance policy covering such risks (or would have been reimbursed by an insurance policy except for the fact that Owner elects to self-insure against such risks), Manager shall be liable to Owner for, and shall indemnify and hold harmless Owner from, any and all claims, demands, causes of action, debts, liabilities, judgments, damages and expense, including, without limitation, costs and reasonable attorneys' fees in connection with the enforcement of this indemnity (collectively, the "Claims"), which may be incurred by or made against Owner arising out of (a) the gross negligence, willful misconduct, fraud, breach of trust, illegal acts or intentional misrepresentation of Manager or its employees, or (b) a material breach by Manager or its employees of an express and clear provision of this Agreement; provided however, Manager and its employees shall not be liable for, and shall not be required to indemnify Owner from, any Claims caused by the acts or omissions by Manager or its employees and reasonably believed in good faith by the party so acting to be within the scope of the authority granted Manager or any other party under this Agreement or under any contract or agreement authorized hereby.


                                  ARTICLE VI

                            COMPENSATION OF MANAGER

         6.01 Management Fee.

              (a) Owner agrees to pay Manager, and Manager agrees to accept as full compensation for the services to be rendered to Owner hereunder during the Term hereof, a sum (the "Management Fee") equal to five percent (5%) of the "Gross Monthly Collections" (as defined below) from the Property when, as, and only to the extent actually collected from the Property. The Management Fee shall be payable monthly in arrears, commencing upon the last day of the first month or partial month, as the case may be, of the Term.

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              (b) "Gross Monthly Collections" shall mean the total gross monthly collections received from the Property as a result of rental of all or any portion of the Property, excluding, however, security deposits, payment of money by a tenant or any other person or entity to Owner or Manager in consideration for or in conjunction with a security deposit, fire loss proceeds, any Special Services, condemnation proceeds, proceeds received by Owner in connection with the sale of any portion of the Property or personal property located upon the Property, and the refinancing of any indebtedness secured by a lien on any portion of the Property or otherwise related to the operation of the Property.


                                  ARTICLE VII

                                  TERMINATION

         7.01 Obligations Upon Termination. Upon termination for whatever cause, Manager shall, not later than the effective date of termination of this Agreement, deliver to Owner the original of all books, permits, plans, records, leases, licenses, contracts and other documents pertaining to the Property and their operation, all insurance policies, bills of sale or other documents evidencing title or rights of Owner, and any and all records or documents, whether or not enumerated herein, which are necessary or desirable for the ownership and operation of the Property. Manager shall assign unexpired service and supply contracts to Owner or parties designated by Owner. All personal property (including, but not limited to, capital equipment, hardware, trade and non-trade fixtures, materials and supplies) acquired pursuant to this Agreement, whether paid for directly by Owner or by way of reimbursement to Manager, shall become the property of Owner and shall remain at the Property after the termination of this Agreement in accordance with its terms, unless Owner shall request Manager to remove said property. The obligations set forth in this paragraph shall be in addition to any and all other rights, liabilities and obligations created under this Agreement and as provided by law.

         7.02 Remedies. Owner's remedy to terminate this Agreement pursuant to the terms of this Article VII shall not be exclusive, and in the event of any default by Manager, the Owner shall be entitled to exercise any and all other remedies and rights of Owner

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set forth herein or available at law or in equity (unless expressly waived in writing by the Owner). The sole remedy of Manager in the event of wrongful termination by Owner shall be to sue Owner for the loss of its Management Fee during the applicable period. In no event shall Manager be entitled to the recovery of special or consequential damages, nor shall Manager be entitled to hold over at the Property after termination by Owner. Failure of Manager to comply for any period with the provisions of Section 7.01 shall render Manager liable to Owner for liquidated damages in the amount of three (3) times the Management Fee which would have been payable to Manager during such period had this Agreement not been terminated.


                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

         8.01 Headings. The headings used herein are for purposes of convenience only and should not be used in construing the provisions hereof.

         8.02 Notice. Any notice, demand or communication required or permitted hereunder shall be given in writing and shall be deemed received (a) immediately upon delivery in person; (b) three (3) days after being deposited in the U.S. mail by certified mail, postage prepaid; or (c) the first business day after being deposited with a recognized overnight courier service (which courier services shall include, by way of illustration but not limitation, Federal Express). Each such notice shall be addressed to the party to receive such communication at the following address:

              If to Owner:

              Continental Mortgage and Equity Trust
              10670 North Central Expressway
              Suite 600
              Dallas, Texas 75231
              Attention: President

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              If to Manager:

              Carmel Realty Services, Ltd.
              C/o Basic Capital Management, Inc.
              10670 North Central Expressway
              Suite 640
              Dallas, Texas 75231
              Attention: President

or other address as any party may hereafter designate by written notice to the other parties hereto.

         8.03 Relationship of the Parties. As to Owner, Manager is an independent contractor hired by Owner pursuant to the terms hereof. Nothing contained in this Agreement, nor any acts of the parties hereto, shall be deemed or construed by the parties hereto, or either of them, or any third party, to create the relationship of principal and agent or a partnership or a joint venture between the parties hereto.

         8.04 Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof, and to the extent inconsistent therewith, supersedes all other prior agreements, representations, and covenants, oral or written. Amendments to this Agreement must be in writing and signed by all parties hereto.

         8.05 Assignment. Owner shall have the right, at any time and from time to time, in its sole discretion, to assign its rights and obligations hereunder to a third party acquiring the Property provided that any such third party enters into a written agreement assuming Owner's obligations hereunder. Manager may not assign its rights and obligations hereunder.

         8.06 Legal Representatives, Successors, Transfers and Assigns. This Agreement shall be binding upon and inure to the benefit of Owner and Manager and their respective legal representatives, successors, transfers and assigns (but nothing contained herein shall be interpreted to permit any assignment not otherwise expressly permitted by another provision of this Agreement).

         8.07 Attorneys' Fees. In the event of any controversy, claim or action being filed respecting this Agreement or in connection with the Property, the prevailing party shall be entitled, in

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addition to all other expenses, costs or damages, to recover its reasonable attorneys' fees actually incurred, at prevailing hourly rates of the attorney or law firm in question.

         8.08 Time of the Essence.  Time is of the essence of this Agreement.

         8.09 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED.

         8.10 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal for any reason whatsoever, such provision shall be severed from the Agreement and shall not affect the validity of the remainder of this Agreement.

         8.11 No Interest in Condemnation or Insurance Proceeds. Manager shall not have any interest in or claim to any condemnation proceeds for the Property awarded to Owner or any insurance proceeds paid to Owner with respect to any casualty to the Property; provided, however, that nothing contained herein shall prevent or be deemed to prevent Manager from pursuing or seeking an award separate from Owner's award in any condemnation proceeding or a separate claim under any insurance policy.

         8.12 Mutual Waiver. The failure by any party to exercise any right or power given herein or by law, or to insist upon strict compliance by any other party with any obligation imposed hereunder, shall in no event constitute a waiver of such party's right to demand full and complete compliance with each and every provision hereof or to exercise and enforce all available powers and remedies.

         8.13 Owner's Operating Procedures. Manager shall comply with such reasonable rules and regulations governing operations of the Property as Owner shall from time to time establish and make known to Manager.

         8.14 Asbestos and Toxic Wastes. Manager shall not cause any toxic wastes to be placed upon the Property. Manager covenants that it will use reasonable efforts to prevent the storage, emission or disposal of any dangerous, toxic or hazardous pollutants of any sort on the Property. Manager hereby indemnifies

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

and holds harmless Owner from and against any loss, cost, damage or liability, including, but not limited to, court costs and attorneys' fees, in connection with the occurrence of any environmental hazard on the Property (as listed above) resulting from its negligence.

         8.15 Other Engagements. Owner acknowledges and consents to the fact that Manager may be engaged in providing to other owners of other buildings in the area of the Building, the same or similar services which Manager is providing herein and that such engagement shall not be or be deemed to be a conflict of interest or a breach of Manager's fiduciary duty to Owner.

         8.16 Subordination. Manager shall not have any right or interest in the Property nor any claim of lien with respect thereto. This Agreement and the rights of Manager hereunder are and shall be subordinate to any deed to secure debt, mortgage, deed of trust, security agreement, or other security instrument now existing or hereafter made encumbering the Property and executed and delivered by Owner to secure any indebtedness of Owner with respect to the Property. Manager does hereby agree that this Agreement and all of the rights, duties, and liabilities of Manager hereunder will be terminated as to the Property if the holder of any such deed to secure debt, mortgage, deed of trust, security agreement or other security instrument succeeds to all of the beneficial right, title, and interest of Owner in and to the Property by virtue of the appointment of a receiver, foreclosure, acceptance of a deed in lieu of foreclosure, or otherwise.

         8.17 Delegation of Duties. It is specifically agreed that Manager at Manager's own expense may engage any entity or entities of its choice for the performance of day-to-day management and operation of the Property as Manager deems necessary or appropriate; provided, however, that Manager shall be responsible for continual supervision of any such subagent so as to ensure the performance of such delegated duties by such subagent in a professional manner in accordance with this Agreement; and further provided that Manager may not delegate its responsibilities with respect to (i) developing a comprehensive accounting system and conducting internal audits under Section 2.07, (ii) reviewing service contracts under Section 2.09, (iii) administering property taxes under Section 2.11, (iv) performing construction management services under
Section 2.12 or (v) administering insurance and workplace safety procedures under Section 5.01.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed and delivered, as of the day and year first above written.


                                       "OWNER"

                                       CONTINENTAL MORTGAGE AND EQUITY TRUST,
                                       a California Real Estate Investment Trust


                                       By:      /s/ RANDALL M. PAULSON
                                          --------------------------------------
                                       Name:        Randall M. Paulson
                                       Title:       President


                                       Attest:  /s/ CHERYL WEAVER
                                              ---------------------------------
                                                    Cheryl Weaver
                                       Its:         Assistant Secretary

                                       "MANAGER"

                                       CARMEL REALTY SERVICES, LTD., a
                                       Texas partnership
                                       By Its General Partner
                                       BASIC CAPITAL MANAGEMENT, INC.,
                                       a Nevada corporation


                                       By:      /s/ THOMAS A. HOLLAND
                                          --------------------------------------
                                       Name:        Thomas A. Holland
                                       Title:       Executive Vice President


                                       Attest:  /s/ CHERYL WEAVER
                                              ----------------------------------
                                                    Cheryl Weaver
                                       Its:         Assistant Secretary



                               (CORPORATE SEAL)


                                                            EXHIBIT "A"
                                                                                                                            02/01/98

                                    CONTINENTAL MORTGAGE AND EQUITY TRUST COMMERCIAL PROPERTIES
                                                                                                                             ZIP
NO.  PROPERTY                             TYPE     ENTITY   METRO AREA (CITY)           ST     ADDRESS                       CODE
====================================================================================================================================

  1  AMOCO BLDG.                         OFFICE     CMET    NEW ORLEANS                 LA    1340 POYDRAS ST.               70112
  2  BROOKFIELD CORPORATE CENTER        OFF/IND     CMET    WASH. D.C. (CHANITLLY)      VA    4431 BROOKFIELD CORPORATE DR.
  3  BAY PLAZA                           OFFICE     CMET    TAMPA                       FL    9325 BAY PLAZA BLVD.           33619
  4  3400 CARLISLE                       OFFICE     CMET    DALLAS                      TX    3400 CARLISLET ST.             75204
  5  CENTRAL FREIGHT                      IND       CMET    DALLAS                      TX    3200 IRVING BLVD.              75247
  6  DURHAM CENTRE                       OFFICE     CMET    DURHAM                      NC    300 W. MORGAN STREET           27701
  7  INDCON - 1610 SOUTHLAND              IND    CMET/NIRT  ATLANTA                     GA    1610 SOUTHLAND CIRCLE          30093
  8  INDCON - 4050 GETWELL                IND    CMET/NIRT  MEMPHIS                     TN    4050 GETWELL                   38112
  9  INDCON - 5000 SPACE CENTER           IND    CMET/NIRT  SAN ANTONIO                 TX    5000-5004 SPACE CENTER DR      78218
 10  INDCON - 5360 TULANE                 IND    CMET/NIRT  ATLANTA                     GA    5360 TULANE DRIVE              30093
 11  INDCON - 5700 TULANE                 IND    CMET/NIRT  ATLANTA                     GA    5700 TULANE DRIVE              30093
 12  KELLY INDUSTRIAL - 108TH ST          IND       CMET    FORT WORTH (GRAND PRAIRIE)  TX    1141 108TH STREET              76011
 13  KELLY INDUSTRIAL - 4810-4836 CASH    IND       CMET    DALLAS                      TX    4810 - 4836 CASH ROAD          75247
 14  KELLY INDUSTRIAL - 4852-4908 CASH    IND       CMET    DALLAS                      TX    4852 - 4908 CASH ROAD          75247
 15  KELLY INDUSTRIAL - HILLTOP           IND       CMET    DALLAS (RICHARDSON)         TX    301 HILLTOP DR.                75081
 16  KELLY INDUSTRIAL - PINEWOOD          IND       CMET    ARLINGTON                   TX    3011 PINEWOOD DRIVE            76010
 17  KELLY INDUSTRIAL - ZODIAC            IND       CMET    DALLAS                      TX    10310 ZODIAC DRIVE             75247
 18  McLEOD COMMERCE CENTER               IND       CMET    ORLANDO                     FL    4065 - 4085 L.B. McLEOD RD.    32811
 19  NASA OFFICE BUILDING                OFFICE     CMET    HOUSTON                     TX    1120 NASA ROAD                 77058
 20  NORTHGATE DISTRIBUTION CENTER        IND       CMET    ATLANTA (MARIETTA)          GA    1100 WILLIAMS DRIVE            30066
 21  OGDEN INDUSTRIAL PARK              OFF/IND     CMET    OGDEN                       UT    2675 INDUSTRIAL PARK DR.       84401
 22  PINEMONT PROFESSIONAL BLDG.         OFFICE     CMET    HOUSTON                     TX    6110 PINEMONT DRIVE            77092


                                                                                                                             ZIP
NO.  PROPERTY                             TYPE     ENTITY   METRO AREA (CITY)           ST     ADDRESS                       CODE
====================================================================================================================================
 23  PROMENADE S/C                       RETAIL     CMET    DENVER                      CO    2200 COUNTY LINE RD.           80126
 24  RIO PINAR S/C                       RETAIL     CMET    ORLANDO                     FL    567 S. CHICKASAW TRAIL         32825
 25  SHADY TRAIL                          IND       CMET    DALLAS                      TX    10828-44 SHADY TRAIL           75220
 26  SULLYFIELD COMMERCE CENTER         OFF/IND     CMET    WASH. D.C. (CHANITLLY)      VA    14320-14360 SULLYFIELD CIRCLE  22021
 27  WESTGROVE AIR PLAZA                 RETAIL     CMET    ADDISON                     TX    4570 WESTGROVE DRIVE           75248


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